Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 033-62063, No. 333-66064, No. 333-115455 and No. 333-160405 on Form S-8 of our report dated March 11, 2011, relating to the consolidated financial statements and the effectiveness of internal controls over financial reporting, appearing in this Annual Report on Form 10-K of TriCo Bancshares for the year ended December 31, 2010.

/s/ Moss Adams LLP

Stockton, California March 11, 2011